Cornerstone OnDemand Announces Third Quarter 2014 Financial Results

•	Record quarterly revenue of $68.3 million, up 42% year-over-year

•	Record quarterly gross profit of $48.9 million, up 41% year-over-year

•	Record client additions, ending the quarter with over 1,900 clients.[2]
SANTA MONICA, Calif. – November 5, 2014 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended September 30, 2014.
Revenue for the third quarter of 2014 was $68.3 million, representing a 42% increase compared to the same period in 2013.
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $82.1 million for the third quarter of 2014, representing a 31% increase compared to the same period in 2013. 1 Bookings for the first nine months of 2014 were $201.8 million, representing a 37% increase compared to the same period in 2013. 1 Deferred revenue at September 30, 2014 was $153.5 million, representing a 41% increase compared to the balance at September 30, 2013.

“Our core business remains solid,” said Adam Miller, the company’s President and CEO. “With best-in-class machine learning and predictive analytics capabilities from Evolv complementing our existing products, combined with strong demand from the U.S. and Europe, we expect our core business to continue to grow well into the future.”
Gross profit for the third quarter of 2014 was $48.9 million, representing a 41% increase compared to the same period in 2013. Gross margin for the third quarter of 2014 was 71.6% compared to 71.7% in the third quarter of 2013.
Non-GAAP gross profit for the third quarter of 2014 was $49.9 million, representing a 40% increase compared to the same period in 2013.1 Non-GAAP gross margin for the third quarter of 2014 was 73.1% compared to 73.7% in the third quarter of 2013.1
The Company’s operating loss for the third quarter of 2014 was $(9.9) million, yielding an operating loss margin of (14.5)%, compared to an operating loss of $(8.2) million, yielding an operating loss margin of (17.0)%, in the third quarter of 2013.
Non-GAAP operating income for the third quarter of 2014 was $0.1 million, yielding a non-GAAP operating income margin of 0.2%, compared to a non-GAAP operating loss of $(1.1) million, yielding a non-GAAP operating loss margin of (2.2)%, in the third quarter of 2013.1
The Company’s net loss for the third quarter of 2014 was $(14.3) million, yielding a net loss margin of (20.9)%, or a $(0.27) net loss per share, compared to a net loss of $(11.1) million, yielding a net loss margin of (22.9)%, or a $(0.21) net loss per share, in the third quarter of 2013.
Non-GAAP net loss for the third quarter of 2014 was $(2.2) million, yielding a non-GAAP net loss margin of (3.2)%, or a $(0.04) non-GAAP net loss per share, compared to a non-GAAP net loss of $(1.9) million, yielding a non-GAAP net loss margin of (4.0)%, or a $(0.04) non-GAAP net loss per share, in the third quarter of 2013.1
At September 30, 2014, the Company’s total cash and cash equivalents were $104.0 million, investments were $183.7 million, and accounts receivable were $86.9 million, yielding a total of approximately $374.5 million.
The Company ended the quarter with over 16.6 million users, representing the addition of approximately 1.1 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net loss, non-GAAP net loss margin and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2
Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition, formerly known as Cornerstone for Small Business.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2014 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 29590007. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on November 8, 2014 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 29590007.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leader in cloud-based applications for talent management. Our solutions help organizations recruit, train, manage and engage their employees, empowering their people and increasing workforce productivity. Based in Santa Monica, California, our solutions are used by over 1,900 clients worldwide, spanning more than 16.6 million users across 191 countries and in 42 languages. For more information about Cornerstone OnDemand, Inc., visit www.csod.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, including the performance of our core business and emerging businesses, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S. and Europe; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; our ability to successfully integrate our operations with those of recently acquired Evolv Inc.; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on August 7, 2014.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash (used in) provided by operating activities, which excludes payment of acquisition related costs, payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, acquisition related costs, accretion of debt discount and amortization of debt issuance costs, and other amortization costs and other expenses, (v) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (vi) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (vii) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, amortization of intangible assets and acquisition costs, and (viii) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$103,994	$109,583
Short-term investments	123,793	199,925
Accounts receivable, net	86,856	67,191
Deferred commissions	20,004	16,634
Prepaid expenses and other current assets	13,568	14,118
Total current assets	348,215	407,451

Capitalized software development costs, net	14,357	10,665
Property and equipment, net	20,428	14,436
Long-term investments	59,883	—
Intangible assets, net	3,019	4,632
Goodwill	8,193	8,193
Other assets, net	5,227	5,978
Total Assets	$459,322	$451,355

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,551	$10,037
Accrued expenses	22,377	22,288
Deferred revenue, current portion	148,057	135,322
Capital lease obligations, current portion	416	905
Debt, current portion	403	519
Other liabilities	2,258	4,203
Total current liabilities	185,062	173,274

Convertible notes, net	223,279	217,965
Other liabilities, non-current	4,036	3,111
Deferred revenue, net of current portion	5,410	3,500
Capital lease obligations, net of current portion	5	218
Debt, net of current portion	83	392
Total liabilities	417,875	398,460

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	324,638	289,307
Accumulated deficit	(283,200)	(236,467)
Accumulated other comprehensive income	4	50
Total stockholders’ equity	41,447	52,895
Total Liabilities and Stockholders’ Equity	$459,322	$451,355

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$68,318	$48,270	$187,195	$130,273
Cost of revenue [1,2]	19,374	13,644	54,187	38,060
Gross profit	48,944	34,626	133,008	92,213
Operating expenses:
Sales and marketing [1]	41,512	28,601	116,259	77,885
Research and development [1]	7,552	5,716	21,335	15,367
General and administrative [1]	9,576	8,261	30,485	24,357
Amortization of certain acquired intangible assets	211	251	675	753
Total operating expenses	58,851	42,829	168,754	118,362
Loss from operations	(9,907)	(8,203)	(35,746)	(26,149)
Other income (expense):
Interest income	174	151	587	152
Interest expense	(3,049)	(2,977)	(9,087)	(3,562)
Other, net	(1,351)	79	(1,956)	(143)
Other income (expense), net	(4,226)	(2,747)	(10,456)	(3,553)
Loss before income tax (provision) benefit	(14,133)	(10,950)	(46,202)	(29,702)
Income tax (provision) benefit	(178)	(104)	(531)	31
Net loss	$(14,311)	$(11,054)	$(46,733)	$(29,671)
Net loss per share, basic and diluted	$(0.27)	$(0.21)	$(0.88)	$(0.58)
Weighted average common shares outstanding, basic and diluted	53,423	51,544	53,130	51,164

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$653	$621	$2,042	$1,578
Sales and marketing	5,553	3,399	13,688	7,165
Research and development	936	638	2,556	1,427
General and administrative	1,627	1,899	6,815	4,969
Total	$8,769	$6,557	$25,101	$15,139

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$312	$313	$936	$939

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(14,311)	$(11,054)	$(46,733)	$(29,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,546	2,550	9,831	6,997
Accretion of debt discount and amortization of debt issuance costs	2,081	1,981	6,167	2,267
Purchased investment premium, net of amortization	(432)	(3,031)	225	(3,031)
Unrealized foreign exchange loss (gain)	1,194	(191)	1,329	375
Stock-based compensation expense	8,478	5,917	24,504	14,263
Deferred income taxes	—	28	—	(350)
Changes in operating assets and liabilities:
Accounts receivable	(19,655)	(10,529)	(20,920)	(8,045)
Deferred commissions	(1,356)	(1,231)	(3,527)	(3,041)
Prepaid expenses and other assets	(1,061)	(1,034)	845	(4,249)
Accounts payable	(600)	(906)	2,037	3,011
Accrued expenses	598	3,756	125	2,308
Deferred revenue	16,120	12,324	15,664	16,562
Other liabilities	1,245	470	(978)	540
Net cash used in operating activities	(4,153)	(950)	(11,431)	(2,064)
Cash flows from investing activities:
Purchases of investments	(41,516)	(203,959)	(124,191)	(203,959)
Maturities of investments	57,594	5,459	139,849	5,459
Purchases of property and equipment	(3,253)	(4,090)	(10,522)	(6,467)
Capitalized software costs	(2,337)	(1,573)	(7,000)	(4,987)
Net cash provided by (used in) investing activities	10,488	(204,163)	(1,864)	(209,954)
Cash flows from financing activities:
Proceeds from the issuance of convertible notes, net	—	(379)	—	245,664
Payments for convertible note hedges	—	—	—	(49,537)
Proceeds from the issuance of warrants	—	—	—	23,225
Proceeds from issuance of debt	—	—	—	1,914
Repayment of debt	(144)	(125)	(425)	(3,901)
Principal payments under capital lease obligations	(183)	(402)	(701)	(1,389)
Proceeds from stock option and warrant exercises	2,383	5,098	9,721	9,238
Net cash provided by financing activities	2,056	4,192	8,595	225,214
Effect of exchange rate changes on cash and cash equivalents	(975)	298	(889)	3
Net increase (decrease) in cash and cash equivalents	7,416	(200,623)	(5,589)	13,199
Cash and cash equivalents at beginning of period	96,578	290,264	109,583	76,442
Cash and cash equivalents at end of period	$103,994	$89,641	$103,994	$89,641

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$68,318	$48,270	$187,195	$130,273
Cost of revenue	19,374	13,644	54,187	38,060
Gross profit	$48,944	$34,626	$133,008	$92,213
Gross margin	71.6%	71.7%	71.1%	70.8%

Revenue	$68,318	$48,270	$187,195	$130,273
Adjustments to revenue [1]	—	—	—	169
Non-GAAP revenue	$68,318	$48,270	$187,195	$130,442

Cost of revenue	$19,374	$13,644	$54,187	$38,060
Adjustments to costs of revenue
Amortization of intangible assets	(312)	(313)	(936)	(939)
Stock based compensation and employer-related taxes	(653)	(621)	(2,042)	(1,578)
Total adjustments to cost of revenue	(965)	(934)	(2,978)	(2,517)
Non-GAAP costs of revenue	18,409	12,710	51,209	35,543
Non-GAAP gross profit	$49,909	$35,560	$135,986	$94,899
Non-GAAP gross margin	73.1%	73.7%	72.6%	72.8%

Loss from operations	$(9,907)	$(8,203)	$(35,746)	$(26,149)
Operating margin	(14.5)%	(17.0)%	(19.1)%	(20.1)%
Adjustments to loss from operations
Adjustments to revenue [1]	—	—	—	169
Stock-based compensation and employer-related taxes	8,769	6,557	25,101	15,139
Amortization of intangible assets	523	564	1,611	1,692
Acquisition costs [2]	731	—	731	—
Total adjustments to loss from operations	10,023	7,121	27,443	17,000
Non-GAAP operating income (loss)	$116	$(1,082)	$(8,303)	$(9,149)
Non-GAAP operating income (loss) margin	0.2%	(2.2)%	(4.4)%	(7.0)%

1
Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.2 million of revenue was not recognized during the nine months ended September 30, 2013. Therefore, revenue is adjusted by an increase of $0.2 million to arrive at non-GAAP revenue for the nine months ended September 30, 2013.

2	Costs related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net loss	$(14,311)	$(11,054)	$(46,733)	$(29,671)
Net loss margin	(20.9)%	(22.9)%	(25.0)%	(22.8)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	8,769	6,557	25,101	15,139
Acquisition related:
Adjustments to revenue [1]	—	—	—	169
Amortization of intangible assets	452	493	1,398	1,477
Adjustments for income tax provision (benefit) [2]	—	27	—	(351)
Acquisition costs [3]	731	—	731	—
Accretion of debt discount and amortization of debt issuance costs [4]	2,081	1,981	6,167	2,267
Other amortization costs and other expenses	71	71	213	215
Total adjustments to net loss	12,104	9,129	33,610	18,916
Non-GAAP net loss	$(2,207)	$(1,925)	$(13,123)	$(10,755)
Non-GAAP net loss margin	(3.2)%	(4.0)%	(7.0)%	(8.2)%
Weighted-average common shares outstanding, basic and diluted	53,423	51,544	53,130	51,164
Non-GAAP net loss per share	$(0.04)	$(0.04)	$(0.25)	$(0.21)

1	As of September 30, 2013, approximately $0.2 million in estimated revenue was not recognized during the nine months ended September 30, 2013, due to purchase accounting rules.
2	Income tax effects related to acquisition related adjustments for Sonar Limited.
3	Costs related to acquisition of Evolv Inc.
4
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2014

Revenue		$68,318
Deferred revenue at June 30, 2014	$139,712
Deferred revenue at September 30, 2014	153,467
Change in deferred revenue	13,755	13,755
Bookings		$82,073

	Deferred Revenue Balance	Three Months Ended September 30, 2013

Revenue		$48,270
Deferred revenue at June 30, 2013	$95,040
Deferred revenue at September 30, 2013	109,212
Change in deferred revenue	14,172	14,172
Bookings		$62,442

Percentage period-over-period increase in bookings for the three months ended September 30, 2014		31%

	Deferred Revenue Balance	Nine Months Ended September 30, 2014

Revenue		$187,195
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at September 30, 2014	153,467
Change in deferred revenue	14,645	14,645
Bookings		$201,840

	Deferred Revenue Balance	Nine Months Ended September 30, 2013

Revenue		$130,273
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at September 30, 2013	109,212
Change in deferred revenue	16,960	16,960
Bookings		$147,233

Percentage period-over-period increase in bookings for the nine months ended September 30, 2014		37%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net cash used in operating activities	$(4,153)	$(950)	$(11,431)	$(2,064)
Payment of acquisition related costs [1]	13	—	13	—
Payment of employer related taxes from stock-based compensation	291	640	597	876
Purchased investment premium, net of amortization	432	3,031	(225)	3,031
Non-GAAP net cash (used in) provided by operating activities	$(3,417)	$2,721	$(11,046)	$1,843

1	Costs paid during the three months ended September 30, 2014, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand